                                                                  Exhibit (4)(v)


                       New England Life Insurance Company

                               501 Boylston Street
                           Boston, Massachusetts 02117

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TAX SHELTERED ANNUITY ENDORSEMENT

This Endorsement forms a part of the Contract to which it is attached and is effective as of the issue date of the Contract. In the case of a conflict with any provision in the Contract and any other Endorsements or Riders, the provisions of this Endorsement will control.

The following provisions apply to a Contract, which is issued under the Internal Revenue Code of 1986, as amended, ("Code") Section 403(b). Unless expressly stated the changes below do not remove non-tax restrictions and/or limitations on distributions, contributions, withdrawals or loans or give any additional contractual rights not granted in the other sections of this contract and that are not mandated under the federal income tax laws. This endorsement is effective on the contract issue date, or the date that a provision is required under the Code, if later

1.       Owner. The Owner must be either an organization described in
         Section 403(b)(1)(A) of the Code or an individual employee of such an organization. If the Owner is an organization described in
         Section 403(b)(1)(A) of the Code, then the individual employee for whose benefit the organization has established an annuity plan under section Section 403(b) of the Code must be the Annuitant under the Contract. If the Owner is an employee of an organization described in
         Section 403(b)(1)(A) of the Code, then such employee must be the Annuitant under the Contract.

2. The interest of the Annuitant in the Contract shall be non-forfeitable. A return of contributions can be made in the event the insurer determines at its discretion that a mistake in fact has occurred. Additionally employer contributions may be subject to vesting requirements in accordance with the rules set forth under Code
         Section 411 and the applicable IRS regulations.

3. Non-transferability. Other than in a transaction with the Company, or as provided below, the interest of the Annuitant under this Contract cannot be transferred, sold, assigned, discounted, or used as collateral for a loan or as security for any other purpose. These requirements shall not apply to a "qualified domestic relations order" (as defined in Code Section 414(p)).

4.       Contributions. Except in the case of a rollover contribution under Code
         Section 403(b)(8), Section 403(b)(10), Section 408(d)(3), Section 402(c), Section 402(e)(6), Section 403(a)(4), Section 403(a)(5),
         Section 457(d)(1) or Section 457(e)(16), or a nontaxable transfer from another contract qualifying under Code Section 403(b) or a custodial account qualifying under Code Section 403(b)(7), Purchase Payments must be made by an organization described in Code Section 403(b)(1)(A) on behalf of the employee (or by means of a salary reduction agreement entered into by the employee) or directly by employees of such organizations. All Purchase Payments must be made in cash.

         Notwithstanding any other provisions or limitations in the contract the maximum amount that can be contributed to the contract by salary reduction is the lesser of the limit on annual additions imposed under
         Section 415(c)(1) of the Code, and the limits imposed under Section 402(g) of the Code which applies to all elective deferral contributions made by salary reduction to all qualified employer plans. Where contributions for a person consist of both salary reduction and additional contributions, the salary reduction amount is limited as per the prior rule and the excludable contribution cannot exceed the
         Section 415 limits imposed under the Code. Purchase Payments must not exceed the amount allowed by Section 415 and Section 403(b) of the Code. References to restrictions on contributions imposed under Section 403(b)(2) of the Code, the Maximum Exclusion Allowance or MEA are hereby deleted.

         The above limitations do not apply in the case of a rollover contribution under Code Section 403(b)(8), 408(b)(10), 408(d)(3), 402(c), 402(e)(6), 403(a)(4), 403(a)(5), 457(d)(1), 457(e)(16), or a
         nontaxable transfer from another contract qualifying under Code Section 403(b) or a custodial account qualifying under Code Section 403(b)(7).

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         The Contract will accept catch-up elective deferral contributions from participants who have attained the age of 50 by the end of the plan year in accordance with the rules and amounts set forth under
         Section 414(v) of the Code and the regulations there under.

         Purchases from a church employee or a duly ordained, commissioned or licensed minister of a church as defined under Code Section 414(e) of the Code the contract will be accepted as contributions in accordance with Section 415(c)(7) of the Code.

         Notwithstanding the above, contracts that are limited by their contractual terms to only receiving single deposits or rollover amounts will continue to have such restrictions.

         Post Retirement Employer Contributions: Contributions by an employer for a former employee will be accepted under this Contract for a period of five tax years following the tax year in which the employee was terminated by the employer in accordance with the rules set forth under
         Section 403 (b)(3) of the Code and the regulations issued there under.

         Repeal of the minimum exclusion allowance for church employees: This contract will no longer accept contribution from church employees being made pursuant to the minimum exclusion allowance of Section 403(b)(2
         (D) of the Code.

5.       Distributions During Annuitant's Life.
         For purposes of the rules set forth in this section 5 and sections 6 & 7 below references to Income Tax Regulations or regulations include the proposed and temporary as well as the final income tax regulations included under section 1.401(a)(9) of the Income Tax Regulations.

         All distributions under this Contract are subject to the distribution requirements of Section 403(b)(10) of the Code and will be made in accordance with the requirements of Section 401(a)(9) of the Code, including the incidental death benefit requirements of
         Section 401(a)(9)(G) of the Code, and the regulations there under.

         Required distributions under this section and section 6 are considered to have begun if distributions are made on account of the Annuitant reaching his or her required beginning date or if prior to the required beginning date distributions irrevocably commence to the Annuitant over a period permitted and in an annuity form acceptable under section 1.401(a)(9) of the Income Tax Regulations.

         (a) Distributions under the annuity payment options in the contract must commence no later than the first day of April following the later of (1) the end of the calendar year in which the Annuitant attains age 70 1/2, or (2) the end of the calendar year in which the Annuitant retires (unless a later date is permitted under Income Tax Regulations) ("required beginning date"); over (i) the life of the Annuitant, or the lives of the Annuitant and his or her designated beneficiary within the meaning of section 401(a)(9) ("designated beneficiary"), or (ii) a period certain not extending beyond the life expectancy of the Annuitant, or the joint and last survivor expectancy of the Annuitant and his or her designated beneficiary. Payments must be made in periodic payments at intervals of no longer than one year. In addition, payments must be either non-increasing or they may increase only as provided in the Income Tax Regulations. Additionally, any distribution must satisfy the incidental benefit requirements specified under the regulations. The distribution periods cannot exceed the periods specified under the regulations, and the incidental benefit rules also limit the payments to be made to the surviving annuity under a joint and survivor annuity after the annuitant's death.

         (b) If required distributions are to be made in a form other than one of the annuity payment options available under the contract, then the entire value of the contract will commence to be distributed no later than the required beginning date over a period certain not extending beyond the distribution period provided in the Income Tax Regulations (whether, or not there is a designated beneficiary under the contract).

                  The amount to be distributed each year, beginning with the first calendar year for which distributions are required and then for each succeeding calendar year, shall not be less than the quotient obtained by dividing the Annuitant's benefit ("contract value") as of the end of the preceding year by the distribution period provided under the Uniform LifetimeTable set forth in the Income Tax Regulations.


NEL-398.2 (9/02)
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                  In the case of a spousal beneficiary who is more than 10 years younger than the Annuitant, the remaining interest shall be distributed over a period not to exceed the joint and last survivor life expectancy of the Annuitant and the beneficiary (from the joint and last survivor life expectancy table provided in the Income Tax regulations) using the ages of the individual's and spouse's birthdays in the year.

                  The required minimum distribution for the year the individual attains age 70 1/2 can be made as late as April 1st of the following year. The required minimum distribution for any other year must be made by the end of such year.

6.       Distributions after the Annuitant's death:

         (a) If the Annuitant dies after distributions have begun the following rules apply:

                           (1) Where distributions have begun under a permissible annuity payment option, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Annuitant's death

                           (2)      If distributions have begun in a form
                                    other than a permissible annuity payment option, payments must be made over a period not extending beyond the remaining life expectancy of the designated beneficiary under the Income Tax Regulations (or over a period no longer than the remaining life expectancy of the Annuitant in the year of death reduced by one each year thereafter, where there is no designated beneficiary within the meaning of the Income Tax Regulations, or where the annuitant's remaining life expectancy is longer than the beneficiary's remaining life expectancy). Payments must commence no later than December 31st of the calendar year following the calendar year of the Annuitant's death.

         (b) Death Before Required Distributions Commence. If the annuitant dies before required distributions commence, his or her entire interest will be distributed at least as rapidly as follows:

                           (1) If the designated beneficiary is someone other than the annuitant's surviving spouse, if the designated beneficiary elects prior to the end of the calendar year following the year of the annuitant's death, the entire interest will be distributed, starting by the end of the calendar year following the calendar year of the annuitant's death, over the remaining life expectancy of the designated beneficiary, with such life expectancy determined using the age of the beneficiary as of his or her birthday in the year following the year of the individual's death.

                           (2)      If the annuitant's sole designated
                                    beneficiary is the individual's surviving spouse, if so elected by the spousal beneficiary, as in (b)(1), the entire interest will be distributed, starting by the end of the calendar year following the calendar year of the individual's death (or by the end of the calendar year in which the annuitant would have attained age 70 1/2, if later), over such spouse's remaining life expectancy. If the surviving spouse dies before required distributions commence to him or her, if so elected by the spouse's designated beneficiary, the remaining interest will be distributed, starting by the end of the calendar year following the calendar year of the spouse's death, over the spouse's designated beneficiary's remaining life expectancy determined using such beneficiary's age as of his or her birthday in the year following the death of the spouse. If the surviving spouse dies after required distributions commence to him or her, any remaining interest will continue to be distributed under the contract option chosen.

                           (3) If there is no designated beneficiary, or if an election has not been made under paragraph (b)(1) or (b)(2) above, the entire interest will be distributed by the end of the calendar year containing the fifth anniversary of the annuitant's death (or of the spouse's death in the case of the surviving spouse's death before distributions are required to begin under paragraph (b)(2) above.

                           (4) Life expectancy is determined using the Single Life Table of the Income Tax Regulations. If distributions are being made to a surviving spouse as the sole designated beneficiary, such spouse's remaining life expectancy for a year is the number in the Single Life Table corresponding to such spouse's age in the year. In all other cases, remaining life expectancy for a year is the number in the Single Life Table corresponding to the beneficiary's age in the year specified in

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                                    paragraph (b)(1) or (2) and reduced by 1 for
                                    each subsequent year. Life expectancy for distributions under an annuity payment option may not be recalculated.

         (c) For purposes of paragraphs (a) and (b) above, required distributions are considered to commence on the individual's required beginning date or, if applicable, on the date distributions are required to begin to the surviving spouse under paragraph (b)(2) above. However, if distributions start prior to the applicable date in the preceding sentence, on an irrevocable basis (except for acceleration) under an income annuity meeting the requirements of the Income Tax Regulations, then required distributions are considered to commence on the annuity starting date.

7. Special rules for required distributions-For purposes of section 5 and 6:

         (a) Annuity Options. All Annuity Options under the Contract must meet the requirements of Section 403(b)(10) of the Code, including the requirement that payments to persons other than the Annuitant are incidental. The provisions of this Endorsement reflecting the requirements of Section 401(a)(9) and Section 403(b)(10) of the Code override any Annuity Option, systematic withdrawal plan or other settlement option, which is inconsistent with such requirements.

                  If a guaranteed period of payments is chosen under an Annuity Option, the length of the period over which the guaranteed payments are to be made must not exceed the shorter of (1) the Annuitant's life expectancy, or if a Joint and Survivor Annuity option is elected, the joint and last survivor life expectancy, and (2) the applicable maximum period under the incidental benefit requirements in the Income Tax Regulations. To the extent permitted under Treasury Regulations, guarantee periods and certain periods which do not exceed the period under the Uniform Lifetime Table may also be available.

                  All payments made under a joint and survivor Annuity Option after the Annuitant's death must be made to the Survivor.

                  Except to the extent Treasury regulations allow the Company to offer different Annuity Options that are agreed to by the Company, only the Annuity Options set forth in the Contract will be available. In the event a Joint and Survivor Annuity Option is elected and the survivor is not the Annuitant's spouse, the percentage level of payments during the remaining lifetime of the survivor cannot exceed the amount allowed under the incidental benefit requirements in the Income Tax Regulations.

         (b) An Annuitant shall be permitted to withdraw the required distribution in any year from another Tax Sheltered Annuity or
                  Section 403(b)(7) custodial account maintained for the benefit of the Annuitant in accordance with federal income tax rules. The Annuitant shall be responsible in such instance for determining whether the minimum distribution requirements are met, and the company shall have no responsibility for such determination.

         (c) For purposes of determining the interest in the contract required to be distributed the "entire interest " of the contract to be distributed to the extent required under the IRS regulations shall be the account balance as of December 31st of the year prior to the distribution or other date that is appropriate under the tax law plus the actuarial value of any other benefits such as guaranteed death benefits in excess of the account balance that is to be provided under the contract and the amount of any outstanding transfer to the account.

8. Premature Distribution Restrictions. Any amounts in the Contract attributable to contributions made pursuant to a salary reduction agreement after December 31, 1988, and the earnings on such contributions and on amounts held on December 31, 1988, may not be distributed unless the Annuitant has reached age 59 1/2, separated from service, died, become disabled (within the meaning of Code
         Section 72(m)(7)) or incurred a hardship as determined by the organization described in Section 1 of this Endorsement; provided, that amounts permitted to be distributed in the event of hardship shall be limited to actual salary deferral contributions (excluding earnings thereon); and provided further, that amounts may be distributed pursuant to a qualified domestic relations order to the extent permitted by Section 414(p) of the Code.

         Purchase Payments made by a nontaxable transfer from a custodial account qualifying under Section 403(b)(7) of the Code, and earnings on such amounts, will not be paid or made available before the Annuitant dies, attains age 59 1/2, separates from service, becomes disabled (within the meaning of Code Section 72(m)(7)), or in the case of such amounts attributable to contributions made under the custodial account pursuant to a salary reduction


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

         agreement, encounters financial hardship; provided, that amounts permitted to be paid or made available in the event of hardship will be limited to actual salary deferral contributions made under the custodial account (excluding earnings thereon); and provided further, that amounts may be distributed pursuant to a qualified domestic relations order to the extent permitted by Section 414(p) of the Code.

9. Direct Rollovers. Pursuant to Section 403(b)(10) and Section 401(a)(31) of the Code, the Annuitant may elect to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the Annuitant. An eligible rollover distribution (as defined in Section 402(c)(4) of the Code) is generally any distribution of all or any portion of the balance to the credit of the Annuitant, except that an eligible rollover distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Annuitant or the joint lives (or joint life expectancies) of the Annuitant and the Annuitant's Beneficiary, or for a specified period of ten years of more; any distribution required under Code Section 401(a)(9); hardship distributions; and any other exceptions which may be specified in the Code. The portion of any distribution that is not includible in gross income may only be included as an eligible rollover distribution to the extent permitted under the Code. An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), another Code Section 403(b) tax-sheltered annuity, or another eligible retirement plan under
         Section 402(c)(8) of the Code that accepts the Annuitant's eligible rollover distribution. In the case of an eligible rollover distribution to the surviving spouse or an alternate payee pursuant Section 414(p) of the Code ("distributee"), such distributee shall be treated as if he or she was the Annuitant and may elect to have any portion of the eligible rollover distribution paid directly to an individual retirement account or individual retirement annuity, or to a tax sheltered annuity or other eligible retirement plan in which such distributee participates. A direct rollover is a payment by the Company to the eligible retirement plan specified by the Annuitant or other eligible distributee under the Code.

10. Direct trustee-to-trustee transfers. Amounts owned under this Contract for a governmental Section 403(b) account may be transferred at the policyholders direction in a direct trustee-to-trustee transfer from this account to a defined benefit governmental plan in a transaction that meets the requirements of Code Section 403(b)(13) and the regulations issued there under.

11. Loan Provision - If your contract provides for loans, the following provisions apply:

         a) Such loans shall in no case exceed the lesser of (1) or (2) where equals $50,000 less the excess (if any) of (i) the highest outstanding loan balance (aggregating all loans from qualified plans) during the one-year period prior to the date a loan is made over (ii) the outstanding loan balance on the date a loan is made and (2) equals the greater of (i) 50% of the vested Contract Value or (ii) the vested Contract Value but not in excess of $10,000.

                  If purchase payments have been made under a 403(b) plan subject to ERISA, the maximum loan amount cannot exceed 50% of the vested Contract Value balance in any case.

                  Your contract or 403(b) plan may further limit the amount of the loan and the circumstances under which loans are permitted.

         b) Such loans must be repaid with 5 years from the date of the loan. Such repayment must be on a level basis over the 5-year period with repayments being made at least quarterly. If the loan is made to acquire a dwelling unit, which is to be used as your principal residence, it must be repaid within a reasonable time as provided in your loan agreement, which may exceed 5 years.

         c) If you fail to pay any loan repayment when it is due, to the extent provided in your loan agreement or as otherwise required under the federal tax law, we will treat the entire unpaid loan balance as a taxable distribution to you at the time of the default. After a specified grace period, we will report as a distribution the amount of the unpaid loan balance (including accrued interest thereon as required under Section 72(p) of the Code and the Regulations there under. We will also, to the extent permissible under the Federal tax law, process a partial withdrawal against the Owner's account after the end of the grace period so as to surrender the amount of cash value necessary to pay all or a portion of the defaulted loan balance and any surrender charge and tax withholding (if required). We will only process a withdrawal under this provision if it is permissible to withdraw that amount under the Code (including Section 403(b)(11)) and ERISA. The processing of such withdrawals after the grace period will reduce the loan balance owed and stops any further interest

NEL-398.2 (9/02)
                  from accruing on the portion of the loan balance offset. However, it will not prevent or reverse a default of the loan or the tax reporting of the entire loan balance as a distribution for tax purposes if any repayment has not been received by us from you by the end of the grace period for the repayment.

         d) If we are prohibited under the Federal tax law or ERISA from processing a withdrawal to repay amounts for which you are legally in default under the terms of your loan agreement, you will continue to be charged interest on the delinquent amounts as provided under the terms of your loan agreement until the withdrawal can be made.

         e) If required by the Federal tax law, we will also report as a taxable distribution any of the interest charged and not paid with respect to any amounts in default which we are not permitted to withdraw from the account.

         f) Withdrawals and transfers will be restricted while a loan balance is outstanding.

         g) Notwithstanding anything else in the contract to the contrary, the terms of your loan are governed by Section 72(p) of the Code and the Regulations there under.

12. If this Contract is part of a plan which is subject to Title 1 of the Employee Retirement Income Security Act of 1974 ("ERISA"), any payments and distributions under this Contract (whether as income payments, as proceeds payable at the Annuitant's death, upon partial redemption or full surrender, as loan proceeds or otherwise), and any Beneficiary designation, shall be subject to the joint and survivor annuity and pre-retirement survivor annuity requirements of ERISA Section 205.

13. The Company will furnish annual calendar year reports concerning the status of the annuity.

14 Amendments. The Company may further amend this Contract from time to time in order to meet any requirements, which apply to it under Code
         Section 403(b) or ERISA.

All other terms and conditions of the Contract remain unchanged.

New England Life Insurance Company has caused this Rider to be signed by its President and Secretary.

/s/ Kathryn F. Plazak                   /s/ James M. Benson
     Secretary                               President


NEL-398.2 (9/02)

                       New England Life Insurance Company

                               501 Boylston Street
                           Boston, Massachusetts 02117

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401 PLAN ENDORSEMENT

This Endorsement forms a part of the Contract to which it is attached. The effective date of this Endorsement is the issue date of the Contract. The following provisions apply to a Contract which is issued under a plan qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, ("Code"). In the case of a conflict with any provision in the Contract and any other Endorsements or Riders, the provisions of this Endorsement will control. The Contract is amended as follows:

1. The Annuitant of this Contract will be the applicable Participant under the Plan and the Owner of this Contract will be as designated in the Plan.

2. This Contract and the benefits under it, cannot be sold, assigned, transferred, discounted, pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose, or otherwise transferred to any person other than the Company.

3. Notwithstanding any provision of this Contract to the contrary, the Contractholder, as trustee and owner of the Contract shall hold all Plan assets hereunder for the exclusive benefit of Plan participants and beneficiaries. This Contract shall be treated as a trust for purposes of section 401(f), and no portion of the amount deposited into the contract, or the earnings thereon may be used for, or diverted to, any purpose other than for the exclusive benefit of Plan participants and beneficiaries prior to the satisfaction of all liabilities with respect to such persons.

4. This Contract shall be subject to the provisions, terms and conditions of the qualified pension or profit-sharing Plan under which the Contract is issued. Any payment, distribution or transfer under this Contract shall comply with the provisions, terms and conditions of such Plan as determined by the Plan administrator, trustee or other designated Plan fiduciary. We shall be under no obligation under or by reason of issuance of this Contract either (a) to determine whether any such payment, distribution or transfer complies with the provisions, terms and conditions of such Plan or with applicable law, or (b) to administer such Plan, including, without limitation, any provisions required by the Retirement Equity Act of 1984.

Notwithstanding any provision to the contrary in this Contract or the qualified pension or profit-sharing Plan of which this Contract is a part, we reserve the right to amend or modify this Contract or Endorsement to the extent necessary to comply with any law, regulation, ruling or other requirement deemed by us to be necessary to establish or maintain the qualified status of such pension or profit-sharing Plan.

All other terms and conditions of the Contract remain unchanged.

New England Life Insurance Company has caused this Rider to be signed by its President and Secretary.

/s/ Kathryn F. Plazak                   /s/ James M. Benson
     Secretary                               President

NEL-401.2 (9/02)

                       New England Life Insurance Company

                               501 Boylston Street
                           Boston, Massachusetts 02117

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INDIVIDUAL RETIREMENT ANNUITY ENDORSEMENT

This Endorsement forms a part of the Contract to which it is attached. The effective date of the provisions in this Endorsement are the same as the date of issue shown on the Contract Schedule page, or the date the provision is required under the Federal tax law, if later. If there is a conflict between the terms of the Contract (including any prior endorsements or riders thereto) and the terms of this Endorsement, this Endorsement controls. However, the Contract may contain further restrictions (including but not limited to the types and number of contributions which will be accepted), which will continue to apply to the extent consistent with Federal tax law.

TERMS USED IN THIS ENDORSEMENT

(a)      "We" or the "Company", means New England Life Insurance Company.

(b) "Annuitant", "You", and "Your" refer to the measuring life who is also the owner of the annuity Contract.

THE FOLLOWING PROVISIONS APPLY TO A CONTRACT WHICH IS ISSUED ON A QUALIFIED BASIS IF THE APPLICATION INDICATES IT IS TO BE ISSUED UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, ("CODE") SECTION 408(b):

1.       This Contract is not transferable.

2. This Contract, and the benefits under it, cannot be sold, assigned or pledged as collateral for a loan or as security for the performance of an obligation.

3.       The Owner is the Annuitant.

4.       The Annuitant's entire interest in this Contract is nonforfeitable.

5. This Contract is established for the exclusive benefit of the Annuitant and the Annuitant's beneficiary(ies).

6. Any refund of contributions (other than those attributable to excess contributions) will be applied, before the close of the calendar year following the year of the refund, toward the payment of future contributions or the purchase of additional benefits.

7.       Contributions:

                  a) Except in the case of a rollover contribution or a non-taxable transfer (as permitted by Code sections 402(c), 402(e)(6), 403(a)(4), 403(b)(8), 403(b)(10),
                           408(d)(3) or 457(e)(16)), or a contribution under a Simplified Employee Pension (SEP) under section 408(k), no contributions will be accepted unless they are in cash, and the total of such contributions shall not exceed:

                             $3,000 for any taxable year beginning in 2002 through 2004;
                             $4,000 for any taxable year beginning in 2005 through 2007; and
                             $5,000 for any taxable year beginning in 2008 and years thereafter.

                  b) After 2008, the limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code section 219(b)(5)(C). Such adjustments will be in multiples of $500.

                  c) In the case of an individual who is 50 or older, the annual cash contribution limit is increased by:

                             $500 for any taxable year beginning in 2002 through 2005; and
                             $1,000 for any taxable year beginning in 2006 and years thereafter.

NEL-408.2 (9/02)

8. No contribution will be accepted under a SIMPLE plan established by any employer pursuant to Code Section 408(p). No transfer or rollover of funds attributable to contributions made by a particular employer under its SIMPLE plan will be accepted from a SIMPLE IRA, that is, an IRA used in conjunction with a SIMPLE plan, prior to the expiration of the 2-year period beginning on the date the individual first participated in that employer's SIMPLE plan.

9.       Distributions in the form of an annuity:

                  a) The distribution of the Annuitant's interest in the Contract shall be made in accordance with the requirements of Code section 408(b)(3) and the regulations there under, the provisions of which are herein incorporated by reference.

                  b) Distributions under the annuity payment options in the Contract must commence to be distributed, no later than the first day of April following the calendar year in which the Annuitant attains age
                           70 1/2, (the "required beginning date"), over (a) the life of the Annuitant, or the lives of the Annuitant and his or her designated beneficiary within the meaning of section 401(a)(9) ("designated beneficiary"), or (b) a period certain not extending beyond the life expectancy of the Annuitant, or the joint and last survivor expectancy of the Annuitant and his or her designated beneficiary. Payments must be made in periodic payments at intervals of no longer than one year. In addition, payments must be either non-increasing or they may increase only as provided in the Q&As -1 and -4 of section 1.401(a)(9)-6T of the Temporary Income Tax Regulations. In addition, any distribution must satisfy the incidental benefit requirements specified in Q&A-2 of section 1.401(a)(9)-6T.

                  c) The distribution periods described in paragraph (b) above cannot exceed the periods specified in section 1.401(a)(9)-6T of the Temporary Income Tax Regulations.

                  d) The first required payment can be made as late as April 1 of the year following the year the individual attains 70 1/2 and must be the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval.

                  e) The interest in the Contract includes the amount of any outstanding rollover, transfer and recharacterization under Q&As-7 and -8 of section 1.408-8 of the Income Tax Regulations and the actuarial value of any other benefits provided under the Contract, such as guaranteed death benefits.

10.      Distributions in a form other than an annuity:

                  a) The distribution of the Annuitant's interest in the Contract shall be made in accordance with the requirements of Code section 408(a)(6) and the regulations there under, the provisions of which are herein incorporated by reference.

                  b) The entire value of the Contract will commence to be distributed no later than the first day of April following the calendar year in which the Annuitant attains age 70 1/2 (the "required beginning date") over the life of the Annuitant or the lives of the Annuitant and his or her designated beneficiary.

                  c) The amount to be distributed each year, beginning with the calendar year in which the Annuitant attains age 70 1/2 and then for each succeeding calendar year, shall not be less than the quotient obtained by dividing the annuitant's benefit ("Account Value") by the distribution period provided in the Uniform Lifetime Table in Q&A-2 of section 1.401(a)(9)-9 of the Income Tax Regulations, using the Annuitant's age as of his or her birthday in the year. However, if the Annuitant's sole designated beneficiary is his or her surviving spouse and such spouse is more than 10 years younger than the individual, then the distribution period is determined under the Joint and Last Survivor Table in Q&A-3 of section 1.401(a)(9)-9 using the ages as of the Annuitant's and spouse's birthdays in the year.

                  d) The required minimum distribution for the year the Annuitant attains age 70 1/2 can be made as late as April 1 of the following year. The required minimum distribution for any other year must be made by the end of such year.

NEL-408.2 (9/02)

11. The Account Value includes the amount of any outstanding rollover, transfer and recharacterization under Q&As -7 and -8 of section 1.408-8 of the Income Tax Regulations.

12. If the Annuitant has more than one individual retirement annuity or account ("IRA"), the amount of the required minimum distribution must determined separately for each IRA and then aggregated to determine the required minimum distribution for the year. However, the Annuitant shall be permitted to withdraw this required minimum distribution in any year from any one or a combination of his or her IRAs in accordance with the Federal income tax rules. Notwithstanding anything in the Contract to the contrary, if the Annuitant does not elect to receive a distribution from this Contract to satisfy the minimum distribution, we will assume that the Annuitant is receiving the required amount from another IRA. The Annuitant shall be responsible in such instance for determining whether the minimum distribution requirements are met, and the Company shall have no responsibility for such determination.

13. If the Annuitant dies after distributions have begun the following rules apply:

                  a) where distributions have begun under a permissible income annuity option, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Annuitant's death;

                  b) if distributions have begun in a form other than a permissible annuity payment option, payments must be made over a period not extending beyond the remaining life expectancy of the designated beneficiary as provided in the Single Life Table in Q&A-1 of section 1.401(a)(9)-9 of the Income Tax Regulations (or over a period no longer than the remaining life expectancy of the Annuitant in the year of death, if longer, or where there is no designated beneficiary). Payments must commence no later than December 31st of the calendar year following the calendar year of the Annuitant's death.

                           If distributions are being made to a surviving spouse as the sole designated beneficiary, such spouse's remaining life expectancy for a year is the number in the Single Life Table corresponding to such spouse's age in the year. In all other cases, remaining life expectancy for a year is the number in the Single Life Table corresponding to the beneficiary's (or Annuitant's) age in the year of the Annuitant's death, reduced by one (1) for each subsequent year.

14. If the Annuitant dies before distributions have begun, the entire amount payable to the beneficiary will be distributed no later than December 31 of the calendar year which contains the fifth anniversary of the date of the Annuitant's death except to the extent that an election is made to receive distributions in accordance with (a) or (b) below:

                  a) if any portion of the Contract proceeds is payable to a designated beneficiary, distributions may be made in instalments over the life or over a period not extending beyond the life expectancy of the designated beneficiary commencing no later than December 31 of the calendar year immediately following the calendar year in which the Annuitant died;

                  b) if the sole designated beneficiary is the Annuitant's surviving spouse, and benefits are to be distributed in accordance with (a) above, distributions must begin on or before the later of (a) December 31 of the calendar year immediately following the calendar year in which the annuitant died or (b) December 31 of the calendar year in which the Annuitant would have attained age 70 1/2. If the surviving spouse dies before required distributions commence to him or her, the remaining interest will be distributed no later than December 31 of the calendar year which contains the fifth anniversary of the Annuitant's death, or, if elected, in accordance with paragraph
                           (a) above, starting by December 31 of the calendar year following the calendar year of the spouse's death. If the surviving spouse dies after required distributions commence to him or her, any remaining interest will continue to be distributed under the Contract option chosen.

15.      Special Rules for Distributions After the Annuitant's Death:

                  a) If the designated beneficiary is the Annuitant's surviving spouse, to the extent permitted under the tax law, the spouse may instead of receiving distributions under sections 11(b) and 12, treat the Contract as his or her own IRA. This election will be deemed to have been made if such surviving spouse makes a regular IRA contribution to the Contract, makes a rollover to or from such Contract, or fails to elect any of the above provisions.

NEL-408.2 (9/02)

                  b) For purposes of distributions beginning after the annuitant's death, life expectancy is determined using the Single Life Table in Q&A-1 of section 1.401(a)(9)-9 of the Income Tax Regulations. The life expectancy of the surviving spouse shall be recalculated each year (except as provided under Income Tax Regulations after the death of the surviving spouse). In all other cases, life expectancies shall be calculated using the attained age of such beneficiary during the calendar year in which distributions are required to begin pursuant to this section, and payments for any subsequent calendar year shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated. Life expectancy for distributions under an annuity payment option available under the Contract may not be recalculated.

                  c) Distributions are considered to have begun if distributions are made on account of the individual reaching his or her required beginning date or if prior to the required beginning date distributions irrevocably commence to an individual over a period permitted and in an annuity form acceptable under the Code or Income Tax Regulations.

16. The company shall furnish annual calendar year reports concerning the status of the annuity and such information concerning required minimum distributions as is prescribed by the Commissioner of Internal Revenue.

17. This contract does not require fixed premiums or contributions. However, if we do not receive an initial contribution within 120 days of the Contract issue date, this Contract may be cancelled. Also, we may, if permitted by law, cancel your Contract by paying you its contract value if (a) we do not receive any contributions under your Contract for at least two full consecutive policy years; (b) the contract value is less than $2,000; and (c) such contract value if accrued with interest to age (70 1/2) at the minimum interest rate specified in the Contract will provide an income payment of less than $20 per month if calculated under the basis described in the Contract and exhibits thereto.

18.      In order to continue to qualify this annuity Contract as an IRA under section 408(b) and to comply with Federal income tax rules, we have the right to interpret its provisions in accordance with the Code, including without limitation section 408(b), section 401(a)(9) and the regulations there under. We may amend this Contract to reflect changes in the tax law. We will notify you of any such amendments and, when required by law, we will obtain the approval of the appropriate regulatory authority.

All other terms and conditions of the Contract remain unchanged.

New England Life Insurance Company has caused this Rider to be signed by its President and Secretary.

/s/ Kathryn F. Plazak                   /s/ James M. Benson
     Secretary                               President


NEL-408.2 (9/02)

                       New England Life Insurance Company

                               501 Boylston Street
                           Boston, Massachusetts 02117

--------------------------------------------------------------------------------

SIMPLE INDIVIDUAL RETIREMENT ANNUITY ENDORSEMENT

1.       PURPOSE

         This endorsement is attached to and made a part of your annuity contract. It is intended to conform the contract to the provisions of the Internal Revenue Code of 1986, as subsequently amended ("Code"), for a SIMPLE IRA. The effective date of the provisions in this endorsement are the same as the date of issue shown on the Contract Schedule Page or the date the provision is required under Federal tax law, if later. If there is a conflict between the terms of the contract (including any prior endorsements or riders thereto) and the terms of this endorsement, the endorsement controls. However, the contract may contain further restrictions (including but not limited to the types and number of contributions which will be accepted), which will continue to apply to the extent consistent with Federal tax law.

2.       EXCLUSIVE BENEFIT

         This Contract is established for the exclusive benefit of you, the Owner or your beneficiaries. Your interest is nonforfeitable and the contract is nontransferable by you.

3.       APPLICATION OF REFUND OF CONTRIBUTIONS

         Any refund of contributions (other than those attributable to excess contributions) will be applied, before the close of the calendar year following the year of the refund, toward the payment of future premiums or the purchase of additional benefits.

4.       CONTRIBUTIONS

         This SIMPLE IRA will accept only cash contributions made on behalf of a participant (you) pursuant to the terms of a SIMPLE IRA Plan described in Section 408(p) of the Code. A rollover contribution or a transfer of assets from another of your SIMPLE IRAs will also be accepted subject to the provisions of Section 6.

         In addition, participants who have attained age 50 before the end of the plan year and who have made the maximum allowable elective deferrals may make additional contributions as provided under section 414(v) of the Code and the regulations there under.

         No other contributions will be accepted.

         If contributions made on your behalf pursuant to a SIMPLE IRA Plan maintained by your employer are received directly by us from the employer, we will provide the employer with the summary description required by Section 408(i)(2) of the Code.

         This Contract does not require fixed contributions. However, where otherwise permitted by law, we may at our option either accept additional contributions or terminate the contract by payment in cash of the then present value of the paid up benefit if no contributions have been received for two full consecutive policy years and the paid up annuity benefit at maturity would be less than $20 per month.

5.       REQUIRED DISTRIBUTIONS

         All distributions made hereunder (including for purposes of section 4 and 5) shall be made in accordance with the requirements of Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirements of Section 401(a)(9)(G) of the Code, and the regulations there under.

         Life expectancy is computed by use of the appropriate tables as provided in section 1.401(a)(9)-9 of the Income Tax Regulations. Life expectancy for distributions under an annuity payment option may not be recalculated:

                  a)       Distributions in the form of an annuity


NEL-439.1 (9/02)

                           (i) The distribution of the annuitant's interest in the Contract shall be made in accordance with the requirements of Code Section 408(b)(3) and the regulations there under, the provisions of which are herein incorporated by reference.

                           (ii) Distributions under the annuity payment options in the Contract must commence to be distributed, no later than the first day of April following the calendar year in which the annuitant attains age 70 1/2, (the "required beginning date"), over (a) the life of the annuitant, or the lives of the annuitant and his or her designated beneficiary within the meaning of section 401(a)(9), or (b) a period certain not extending beyond the life expectancy of the annuitant, or the joint and last survivor expectancy of the annuitant and his or her designated beneficiary. Payments must be made in periodic payments at intervals of no longer than one year. In addition, payments must be either non-increasing or they may increase only as provided in Q&As-1 and -4 of section 1.401(a)(9)-6T of the Temporary Income Tax Regulations. In addition, any distribution must satisfy the incidental benefit requirements specified in Q&A-2 of section 1.401(a)(9)-6T.

                           (iii) The distribution periods described in paragraph (ii) above cannot exceed the periods specified in Section 1.401(a)(9)-6T of the Temporary Income Tax Regulations.

                           (iv) The first required payment can be made as late as April 1 of the year following the year the annuitant attains age 70 1/2 and must be the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval.

                           (v) The interest in the Contract includes the amount of any outstanding rollover, transfer and recharacterization under Q&As-7 and -8 of section 1.408-8 of the Income Tax Regulations and the actuarial value of any other benefits provided under the Contract, such as guaranteed death benefits.

                  b)       Distributions in a form other than an annuity

                           (i) The distribution of the annuitant's interest in the Contract shall be made in accordance with the requirements of Code section 408(a)(6) and the regulations there under, the provisions of which are herein incorporated by reference.

                           (ii) The entire value of the Contract will commence to be distributed no later than the first day of April following the calendar year in which such individual attains age 70 1/2 (the "required beginning date") over a period certain not extending beyond the life of the annuitant or the lives of the annuitant and his or her designated beneficiary.

                           (iii) The amount to be distributed each year, beginning with the calendar year in which the annuitant attains age 70 1/2 and then for each succeeding calendar year, shall not be less than the quotient obtained by dividing the annuitant's benefit ("contract value") by the distribution period in the Uniform Lifetime Table in Q&A-2 of Section 1.401(a)(9)-9 of the Income Tax Regulations, using the annuitant's age as of his or her birthday in the year. However, if the annuitant's sole designated beneficiary is his or her surviving spouse and such spouse is more than 10 years younger than the annuitant, then the distribution period is determined under the Joint and Last Survivor Table in Q&A-3 of section 1.401(a)(9)-9, using the ages as of the annuitant's and spouse's birthdays in the year.

                           (iv) The required minimum distribution for the year the annuitant attains age 70 1/2 can be made as late as April 1 of the following year. The required minimum distribution for any other year must be made by the end of such year.

                           (v) The contract value includes the amount of any outstanding rollover, transfer and recharacterization under Q&As-7 and -8 of
                                    Section 1.408-8 of the Income Tax
                                    Regulations.


NEL-439.1 (9/02)

                  c) If the annuitant has more than one SIMPLE individual retirement annuity or account ("SIMPLE IRA"), the amount of the required minimum distribution must determined separately for each SIMPLE IRA and then aggregated to determine the required minimum distribution for the year. However, the annuitant shall be permitted to withdraw this required minimum distribution in any year from any one or a combination of his or her SIMPLE IRAs in accordance with the Federal income tax rules. Notwithstanding anything in the Contract to the contrary, if the annuitant does not elect to receive a distribution from this Contract to satisfy the minimum distribution, we will assume that the annuitant is receiving the required amount from another SIMPLE IRA. The annuitant shall be responsible in such instance for determining whether the minimum distribution requirements are met, and the Company shall have no responsibility for such determination.

6.       DISTRIBUTIONS AFTER THE ANNUITANT'S DEATH

                  a) If the annuitant dies after distributions have begun the following rules apply:

                           (i) Where distributions have begun under a permissible annuity payment option, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the annuitant's death.

                           (ii) If distributions have begun in a form other than a permissible annuity payment option, payments must be made over a period not extending beyond the remaining life expectancy of the designated beneficiary as provided in the Single Life table in Q&A-1 of Section 1.401(a)(9)-9 of the Income Tax Regulations (or over a period no longer than the remaining life expectancy of the annuitant in the year of death, if longer, or where there is no designated beneficiary). Payments must commence no later than December 31st of the calendar year following the calendar year of the annuitant's death.

                                    If distributions are being made to a
                                    surviving spouse as the sole designated
                                    beneficiary, such spouse's remaining life expectancy for a year is the number in the Single Life Table corresponding to such spouse's age in the year. In all other cases, remaining life expectancy for a year is the number in the Single Life Table corresponding to the beneficiary's (or annuitant's) age in the year of the annuitant's death, reduced by one (1) for each subsequent year.

                  b) If the annuitant dies before distributions have begun, the entire amount payable to the beneficiary will be distributed no later than December 31 of the calendar year which contains the fifth anniversary of the date of the annuitant's death except to the extent that an election is made to receive distributions in accordance with (i) or (ii) below:

                           (i) If any portion of the Contract proceeds is payable to a designated beneficiary, distributions may be made in instalments over the life or over a period not extending beyond the life expectancy of the designated beneficiary commencing no later than December 31 of the calendar year immediately following the calendar year in which the annuitant died;

                           (ii) If the sole designated beneficiary is the annuitant's surviving spouse, and benefits are to be distributed in accordance with (a) above, distributions must begin on or before the later of (a) December 31 of the calendar year immediately following the calendar year in which the annuitant died or (b) December 31 of the calendar year in which the annuitant would have attained age 70 1/2. If the surviving spouse dies before required distributions commence to him or her, the remaining interest will be distributed no later than December 31 of the calendar year which contains the fifth anniversary of the Annuitant's death, or, if elected, in accordance with paragraph (b)(i) above, starting by December 31 of the calendar year following the calendar year of the spouse's death. If the surviving spouse dies after required distributions commence to him or her, any remaining interest will continue to be distributed under the Contract option chosen.

                  c)       Special Rules for Distributions After the Annuitant's
                           Death


NEL-439.1 (9/02)

                           (i) If the designated beneficiary is the annuitant's surviving spouse, the spouse may instead of receiving distributions under this section 5, treat the Contract as his or her own SIMPLE IRA. This election will be deemed to have been made if such surviving spouse fails to elect any of the above provisions, makes a rollover to or from such Contract, makes a rollover to the Contract from another SIMPLE IRA of such surviving spouse, or if an employer of such surviving spouse makes a contribution to such Contract under a SIMPLE IRA Plan maintained by such employer.

                           (ii) For purposes of distributions beginning after the annuitant's death, life expectancy is determined using the Single Life Table in Q&A-1 of section 1.401(a)(9)-9 of the Income Tax Regulations. The life expectancy of the surviving spouse shall be recalculated each year (except as provided under Income Tax Regulations after the death of the surviving spouse). In all other cases, life expectancies shall be calculated using the attained age of such beneficiary during the calendar year in which distributions are required to begin pursuant to this section, and payments for any subsequent calendar year shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated. Life expectancy for distributions under an annuity payment option available under the Contract may not be recalculated.

                           (iii) Distributions are considered to have begun if distributions are made on account of the individual reaching his or her required beginning date or if prior to the required beginning date distributions irrevocably commence to an individual over a period permitted and in an annuity form acceptable under the Code or Income Tax Regulations.

7.       TRANSFERS AND ROLLOVERS

         Prior to the expiration of the 2-year period beginning on the date you first participated in any SIMPLE IRA Plan maintained by your employer, any rollover or transfer by you of funds from this SIMPLE IRA must be made to another of your SIMPLE IRAs. Any distribution of funds to you during this 2-year period may be subject to a 25-percent additional tax if you do not roll over the amount distributed into a SIMPLE IRA. After the expiration of this 2-year period, you may roll over or transfer funds to any of your IRAs that are qualified under Section 408(a), (b), or (p) of the Code, or to another eligible retirement plan described in Code section 408(c)(8)(B).

8.       NO DESIGNATED FINANCIAL INSTITUTION

         The contract may not be used by a trustee, custodian or issuer that is a designated financial institution within the meaning of Section 408(p)(7) of the Code.

9.       ANNUAL REPORTS

         The Company will furnish annual calendar year reports concerning the status of this Contract, and such information concerning minimum distributions as is prescribed by the Commissioner of Internal Revenue.

10.      AMENDMENTS

         In order to continue to qualify this Contract under Section 408(p) of the Code, the Company can amend this Endorsement to reflect changes in the provisions of the Code and related regulations by sending an amendment to the Owner.

All other terms and conditions of the Contract remain unchanged.

New England Life Insurance Company has caused this Rider to be signed by its President and Secretary.

/s/ Kathryn F. Plazak                   /s/ James M. Benson
     Secretary                               President



NEL-439.1 (9/02)

                       New England Life Insurance Company

                               501 Boylston Street
                           Boston, Massachusetts 02117

--------------------------------------------------------------------------------

ROTH INDIVIDUAL RETIREMENT ANNUITY ENDORSEMENT

The provisions in this endorsement are effective on the issue date of this Contract as a Roth IRA (or the date it has been converted to a Roth IRA); unless a later date is specified under the federal tax law with respect to a provision hereunder.

The following provisions through Article VIII of this Roth IRA Endorsement are word-for-word identical to the operative provisions in Articles I through VIII of IRS Form 5305-RB (3-02) and are deemed to meet the statutory requirements for a Roth IRA.

This endorsement is made a part of the annuity contract to which it is attached, and the following provisions apply in lieu of any provisions in the contract to the contrary.

The annuitant is establishing a Roth Individual Retirement Annuity (Roth IRA) under Section 408A of the Internal Revenue Code, to provide for his or her retirement and for the support of his or her beneficiaries after death.

                                    ARTICLE I

Except in the case of a rollover contribution described in section 408A(e), a re-characterized contribution described in section 408A(d)(6), or an IRA Conversion Contribution, the issuer will accept only cash contributions up to $3,000 per year for tax years 2002 through 2004. That contribution limit is increased to $4,000 for tax years 2005 through 2007 and $5,000 for 2008 and thereafter. For individuals who have reached the age of 50 before the close of the tax year, the contribution limit is increased to $3,500 per year for tax years 2002 through 2004, $4,500 for 2005, $5,000 for 2006 and 2007, and $6,000
for 2008 and thereafter. For tax years after 2008, the above limits will be increased to reflect a cost-of-living adjustment, if any.

                                   ARTICLE II

1. The contribution limit described in Article I is gradually reduced to $0 for higher income annuitants. For a single annuitant, the annual contribution is phased out between adjusted gross income (AGI) of $95,000 and $110,000; for a married annuitant filing jointly, between AGI of $150,000 and $160,000; and for a married annuitant who files separately, between AGI of $0 and $10,000. In the case of a conversion, the issuer will not accept IRA Conversion Contributions in a tax year if the annuitant's AGI for that tax year exceeds $100,000 or if the annuitant is married and files a separate return. Adjusted gross income is defined in Section 408A(c)(3) and does not include IRA Conversion Contributions.

2. In the case of a joint return, the AGI limits in the preceding paragraph apply to the combined AGI of the annuitant and his or her spouse.

                                   ARTICLE III

The annuitant's interest in the contract is nonforfeitable and nontransferable.

                                   ARTICLE IV

1.       The contract does not require fixed contributions.

2. Any dividends (refund of contributions other than those attributable to excess contributions) arising under the contract will be applied (before the close of the calendar year following the year of the dividend) as contributions toward the contract.


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                                    ARTICLE V

1. If the annuitant dies before his or her entire interest in the contract is distributed to him or her and the annuitant's surviving spouse is not the designated beneficiary, the remaining interest will be distributed in accordance with (a) below or, if elected or there is no designated beneficiary, in accordance with (b) below:

                  (a) The remaining interest in the contract will be distributed, starting by the end of the calendar year following the year of the annuitant's death, over the designated beneficiary's remaining life expectancy, or a period no longer than such remaining life expectancy, as determined in the year following the death of the annuitant. Life expectancy is determined using the single life table in Regulations section 1.401(a)(9)-9.

                  (b) The remaining interest in the contract will be distributed by the end of the calendar year containing the fifth anniversary of the annuitant's death.

2. If the annuitant's spouse is the designated beneficiary, such spouse will then be treated as the annuitant.

                                   ARTICLE VI

                  1. The annuitant agrees to provide the issuer with information necessary to prepare any reports required under sections 408(i) and 408A(d)(3)(E), Regulations sections 1.408-5 and 1.408-6, or other guidance published by the Internal Revenue Service (IRS).

                  2. The issuer agrees to submit to the IRS and the annuitant the reports prescribed by the IRS.

                                   ARTICLE VII

Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through IV and this sentence will be controlling. Any additional articles inconsistent with section 408A, the related regulations, or other published guidance will be invalid.

                                  ARTICLE VIII

This Endorsement will be amended as necessary to comply with the provisions of the Code, related regulations, and other published guidance. Other amendments may be made with the consent of the persons whose signatures appear on the contract.

                                   ARTICLE IX

1.       Terms used in this Endorsement:

(a)      "Issuer" means Metropolitan Life Insurance Company ("MetLife").

(b) "Annuitant," "You," and "Your" refer to the measuring life who is also the owner of the annuity contract.

(c) "Contract" may also refer to a "certificate" issued under a group annuity contract.

2. Any provisions relating to Federal tax requirements for your IRA, SEP, or SIMPLE contracts that do not apply to Roth IRAs are hereby deleted by this Endorsement. This includes, but is not limited to, provisions relating to minimum distribution requirements during your life that apply to your IRA, SEP, or SIMPLE contracts but do not apply to your Roth IRA, such as:

                  (i) Automatic sending of information about income plans when you attain age 70 or starting income payments on the April 1 following the calendar year you attain age 70 1/2, and

                  (ii) Waiver of withdrawal charges on withdrawals required to avoid Federal income tax penalties or to satisfy such Federal income tax rules.

         Any other contract references to IRAs, SEPs, or SIMPLEs are replaced with Roth IRA.

3. Notwithstanding Article IV of this Endorsement, no dividends are paid under this annuity contract.

4. Notwithstanding Article V, paragraph 1, the remaining interest in the contract will be distributed by the end of the calendar year containing the fifth anniversary of the annuitant's death, except to the extent that an election is made

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         to receive distributions over the life or over a period not extending beyond the life expectancy of the designated beneficiary, as determined in the year following the death of the annuitant.

5. Under Article V, paragraph 2, a surviving spouse may, but is not required to, continue the contract as annuitant after your death. Your surviving spouse may instead elect to receive payments pursuant to paragraph 1 of Article V. For payments made pursuant to paragraph 1(a) of Article V, the surviving spouse may delay the starting date for distributions until the year you would have attained age 70 1/2.

6. The "interest' in the contract includes the amount of any outstanding rollover, transfer and re-characterization under Q&As-7 and -8 of section 1.408-8 of the Income Tax regulations and the actuarial value of any other benefits provided under the IRA, such as guaranteed death benefits

7. For income tax purposes, withdrawals from your Roth IRA are from annual contributions first, then converted amounts (on a first in, first out basis), and then contract earnings. Withdrawals of contributions are generally not subject to Federal income tax (however, withdrawals of converted amounts within 5 years of such conversion may be subject to a 10% penalty tax). Withdrawals of earnings are not subject to Federal income tax provided such withdrawals are "qualified distributions." Qualified distributions are defined in Section 408A(d) as any distribution made five taxable years after your first contribution to a Roth IRA and the distribution is: (i) made on or after the date you attain age 59 1/2; (ii) made because of your disability as defined in Code Section 72(m)(7); (iii) made for a qualified first-time home purchase (up to $10,000); (iv) made on account of your death.

8. Annuity income payments under this contract will be made in accordance with applicable Federal tax law, including, but not limited to, Article V above. When you reach age 89, we will send you information about annuity income payment options so that you may consider whether to continue the deferral of your Roth IRA contract or begin to receive annuity income payments or other withdrawals from your contract.

9. In order to continue to qualify this annuity contract as a Roth IRA, we may amend this contract to reflect changes in the tax law. We will notify you of any such amendments and, when required by law, we will obtain the approval of the appropriate regulatory authority. Notwithstanding Article VIII, the annuitant's consent will be obtained only when required by law.

10. Any references to unisex rates in the Table of Values and the use of such rates for SEPs or SIMPLEs are deleted.

11. Your contributions, in the aggregate, to Roth IRAs and traditional IRAs cannot exceed the limit set forth in Article I. You are solely responsible for determining your eligibility to make a contribution to your Roth IRA, including satisfying the adjusted gross income limits for contributions or conversions.

12. We may at our option either accept additional future payments or, where otherwise permitted by law, terminate the contract by a lump sum payment of the then present value of the paid up benefit if no premiums have been received for two full consecutive policy years, the account balance is less than $2,000, and the paid up annuity benefit at maturity would be less than $20 per month.

13. For purposes of Article VII, the term "article" shall include any provision of the Contract (including any endorsements thereto)

All other terms and conditions of the Contract remain unchanged.

New England Life Insurance Company has caused this Rider to be signed by its President and Secretary.

/s/ Kathryn F. Plazak                        /s/ James M. Benson
       Secretary                                   President

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